GENERAL RELEASE

     KNOW ALL MEN BY THESE PRESENTS that upon receipt of a 1% Working Interest in The Stuart Estate 61 #1 and #6 lease and wells in Palo Pinto County , Texas, being good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), Micron Enviro Systems, Inc., of 1205 – 789 West Pender Street, Vancouver B.C., V6C 1H2 (“Micron”) does, for Micron and its/her/his heirs, executors, administrators and assigns, hereby release and forever discharge Martex Holdings, Ltd., and The Cumming Company, Inc., its employees, directors, officers, heirs, executors, administrators, successors and assigns, of and from any and all actions, causes of action, suits, debts, dues, accounts, bonds, contracts, claims and demands howsoever arising which Micron against he/she/it ever had, now has, or which his/her/its successors or assigns or any of them hereafter may have by reason of any cause, act, deed, matter , thing or omission existing up to the execution of these presents, and in particular but without limiting the generality of the foregoing, those certain Letter Agreements by and between Martex Holdings, Ltd. and/or The Cumming Company, Inc. whereby Micron purchased a 1% Working Interest in the Kinder lease and well and the Boley lease and well as described in that certain aforementioned Letter Agreement and Micron hereby releases Martex Holdings, Ltd and The Cumming Company, Inc., its employees, directors, officers, heirs, executors, administrators, successors and assigns, from any and all actions, causes of action, suits, debts, dues, accounts, bonds, contracts, claims and demands howsoever arising which against Micron ever had, now has, or which his/her/its successors or assigns or any of them hereafter may have by reason of any cause, act, deed, matter , thing or omission existing up to the execution of these presents arising out of any obligations and or commitments due to Micron.

SIGNED, SEALD AND DELIVERED	)
in the presence of:	)
Jason Gigliotti	)	/s/ Negar Towfigh
Name of Witness	)	Micron Enviro Systems
#1205 - 789 W. Pender St.	)
Address of Witness	)
Vancouver, BC V6C 1H2)
October 4, 2004)
Date	)